Exhibit 23.1

April 29, 2014

Giant Interactive Group Inc.

11/F, No. 3 Building, 700 Yishan Road

Shanghai, 200233, People’s Republic of China

RE: GIANT INTERACTIVE GROUP INC.

Dear Sirs/Madams,

We have acted as legal advisors as to the laws of the People’s Republic of China to Giant Interactive Group Inc., an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended December 31, 2013.

We hereby consent to the use and reference of our name under the headings “Risk Factors—Risks Related to the Regulation of Our Business”, “Risk Factors—Risks Relating to China” and “Information on the Company—Business Overview—Restrictions on Foreign Ownership” and elsewhere in the Form 20-F.

In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours sincerely,

/s/ Grandall Law Firm (Shanghai)
Grandall Law Firm (Shanghai)